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                                  EXHIBIT 32.2

                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with this Transition Report on Form 10-Q of Integrated Healthcare Holdings, Inc. (the "Company") for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission (the "Report"), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the period indicated.

     This Certificate has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.


Dated: February 8, 2007                    By:  /s/ Steven R. Blake
                                                -------------------
                                                Steven R. Blake
                                                Chief Financial Officer


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